EXHIBIT 99.1

Social Reality Posts $1.8 million in

Net Income for Second Quarter of 2016

LOS ANGELES, CA - May 16, 2016 - Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, announced today its second quarter 2016 financial results.

Christopher Miglino, Social Reality's CEO and Chairman stated, “We launched a number of new products and enhancements to existing products this quarter including the newest addition to SRAXsocial.com social media management platform, and the newest addition to our SRAX Platform, SRAX Genome, our custom data management platform segments that allows brands to optimize their first party data or data they are buying to run their campaigns, and we have integrated a number of new demand and supply partners into the SRAX platform. Our team continues to enhance and release new products that help our clients in optimizing their campaigns.” Miglino added, “We have tripled our sales team and look forward to the new additions contributing to our revenue growth as they bring existing and new products to market.”

Second Quarter 2016 Financial Highlights

•

Revenues of $9.25 million for the quarter

•

Other income of $3.0 million

•

Net Income of $1.8 million

•

Adjusted EBITDA of ($5 thousand)

Recent Operational Highlights

•

Completion of shopper marketing platform for brands

•

SRAX Social Media Management Platform Enters Beta

•

Significant demand added to the SRAX Sell Side platform

•

Integration of a number of the largest Mobile only providers into the SRAX Platform

•

Integration of a number of Native Only demand partners into the platform

Three-month financial results for the period ended June 30, 2016

Revenues for the three months ended June 30, 2016 were $9,249,410 compared to $10,761,573 reported for the three months ended June 30, 2015. Gross profit decreased to $2,986,603 for the three months ended June 30, 2016 compared to $5,603,130 for the same period of 2015. Gross margin for the quarter ended June 30, 2016 was 32.3% as compared to 52.1% for the same period in 2015.

Loss from operations was $1.1 million for the second quarter of 2016 as compared to income from operations of $1.35 million in the second quarter of 2015. During the second quarter of 2016 the Company recognized a one-time, non-cash gain of $3.7 million which represented the reversal of the second year earn out consideration which was potentially due Mr. Richard Steel under the terms of the Stock Purchase Agreement for the acquisition of Steel Media in October 2014. During the second quarter of 2016 it was determined Mr. Steel would not achieve the earn out targets.

The Company reported net income of $1,873,201, or $0.06 per share, for the three months ended June 30, 2016, compared to a net income of $415,591, or $0.02 per share, for the corresponding period of 2015.

For the quarter ended June 30, 2016, Adjusted EBITDA was nearly break-even at ($4,945) compared to $1,803,538 in the first quarter of 2015. The decrease in the Adjusted EBITDA loss was primarily due to lower margins on certain product offerings and an impairment charge related to the carrying value of the goodwill associated with Steel Media.

Balance Sheet as of June 30, 2016

Cash and cash equivalents totaled $674,820 at June 30, 2016 Current assets and total assets were $9,355,607 and $26,558,976, respectively, and current liabilities and total liabilities were $12,185,194 and $19,851,946 respectively. At June 30,2016 the Company had stockholders' equity of $6,707,030.

Conference call information:

Date: Monday, August 15, 2016

Time: 4:15 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: (877) 407-8293

Dial in Number for International Callers (Outside of the U.S. & Canada): (201) 689-8349

Participating on the call will be Social Reality’s Chief Executive Officer Christopher Miglino and Chief Financial Officer Rahul Thumati, who will be providing a financial and operational summary of the second quarter 2016. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on August 15, 2016 at approximately 10:30 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13637035.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, including, without limitation: our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payment to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

For further investor and media information contact:

Robert Haag
Managing Director
IRTH Communications
SCRI@irthcommunications.com
1-866-976-4784

[Financial Tables to Follow]

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2016	2015	2016	2015

Revenues	$9,249,410	$10,761,573	$14,718,746	$14,782,857
Cost of revenue	6,262,807	5,158,443	9,443,370	7,400,918

Gross profit	2,986,603	5,603,130	5,275,376	7,381,939

Operating expense:
General, selling and administrative expenses	3,425,591	4,252,752	7,230,691	7,162,752
Impairment of goodwill	670,000	-	670,000	-

Income (loss) from operations	(1,108,988)	1,350,378	(2,625,315)	219,187

Other income (expense):
Write off of contingent consideration	3,744,496	—	3,744,496	—
Interest income (expense)	(762,307)	(934,787)	(1,647,634)	(1,858,057)
	2,982,189	(934,787)	2,096,862	(1,858,057)

Income (loss) before provision for income taxes	1,873,201	415,591	(528,453)	(1,638,870)

Provision for income taxes	—	—	—	—

Net income (loss)	$1,873,201	$415,591	$(528,453)	$(1,638,870)

Net income (loss) per share, basic	$0.06	$0.02	$(0.02)	$(0.06)
Net income (loss) per share, diluted	$0.06	$0.01	$(0.02)	$(0.06)

Weighted average shares outstanding, basic	29,932,470	26,911,285	29,757,224	26,879,029
Weighted average shares outstanding, diluted	32,691,023	29,520,556	29,757,224	26,879,029

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$674,820	$1,091,186
Accounts receivable, net	8,351,466	7,056,298
Prepaid expenses	322,833	309,436
Other current assets	6,488	36,090
Total current assets	9,355,607	8,493,010

Property and equipment, net of accumulated depreciation of $65,975 and $42,295	35,433	43,936
Goodwill	15,644,957	16,314,957
Intangible assets, net	1,431,979	1,611,744
Prepaid stock based compensation	56,341	373,567
Other assets	34,659	34,659

Total assets	$26,558,976	$26,871,873

Liabilities and Stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$7,931,990	$5,138,807
Notes payable, current portion, net of unamortized costs of $1,088,168 and $1,076,633	10,374,914	1,378,367
Unearned revenue	45,042	1,295
Contingent consideration payable to related party	—	7,585,435
Put liability	1,500,000	1,436,282
Total current liabilities	19,851,946	15,540,186

Notes payable, net of unamortized costs of $0 and $578,140	—	7,455,758

Total liabilities	19,851,946	22,995,944

Stockholders' equity:

Class A common stock, authorized 250,000,000 shares, $0.001 par value,
29,977,925 and 28,110,229 shares issued and outstanding at June 30, 2016
and December 31, 2015, respectively	29,978	28,110
Class B common stock, authorized 9,000,000 shares, $0.001 par value,
no shares issued and outstanding	—	—
Additional paid in capital	17,347,276	13,989,590
Accumulated deficit	(10,670,224)	(10,141,771)
Total stockholders' equity	6,707,030	3,875,929

Total liabilities and stockholders' equity	$26,558,976	$26,871,873

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Month Periods Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(528,453)	$(1,638,870)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization of stock based prepaid fees	317,226	317,226
Stock based compensation	459,556	446,683
Amortization of debt issue costs	566,604	628,370
PIK interest expense accrued to principal	241,449	176,966
Impairment of Steel goodwill	670,000	—
Write off of contingent consideration	(3,744,496)	—
Accretion of contingent consideration	159,061	451,628
Accretion of put liability	63,718	84,528
Depreciation and amortization	193,084	9,447
Bad debt expense	77,235	51,195
Changes in operating assets and liabilities:
Accounts receivable	(1,779,039)	(5,300,850)
Prepaid expenses	(13,396)	80,273
Other current assets	29,603	4,902
Other assets	—	(4,390)
Accounts payable and accrued expenses	3,199,816	4,928,211
Unearned revenue	43,747	(2,655)
Cash (used) provided by operating activities	(44,285)	232,664

Cash flows from investing activities:
Purchase of equipment	(4,816)	—
Cash used by investing activities	(4,816)	—

Cash flows from financing activities:
Payment of contingent consideration	(1,600,000)	—
Proceeds from sale of units	500,000	6,921
Proceeds from notes payable	2,100,000
Repayments of note payable	(1,367,265)	(567,252)
Cash used by financing activities	(367,265)	(560,331)

Net decrease in cash	(416,366)	(327,667)
Cash, beginning of period	1,091,186	1,843,393
Cash, end of period	$674,820	$1,515,726

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$606,956	$462,887
Cash paid for taxes	$—	$—

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense. Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands)	2016	2015	2016	2015
Net income (loss)	$1,873	$416	$(528)	$(1,639)
plus:
Equity based compensation	340	448	777	865
Adjusted net income (loss)	$2,213	$864	$248	$(774)
Reversal of contingent consideration	(3,744)	-	(3,744)	-
Impairment of goodwill	670	-	670	-
Interest expense	762	935	1,648	1,858
Depreciation and amortization	94	5	193	10
Adjusted EBITDA	$(5)	$1,804	$(986)	$1,094